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                                                                    EXHIBIT 10.9

                           STANDARD COMMERCIAL LEASE
1. Identification

   The Lease made as of May     , 1995 by and between R. W. CONNELLY (the
                             ---
   "Landlord"), having an address at 57 Bedford Street, Suite 100, Lexington, Massachusetts 02173, and CAMBRIDGE HEART, INC., a Massachusetts corporation (the "Tenant"), having an address at 99 South Bedford Street, Suite 204, Burlington, Massachusetts 01803.


2. Premises

   Tenant, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and hereby leases
   the following described premises:   Approximately 11,000 square feet of floor
   area on the first floor situated in a certain building known as One Oak Park Drive, in the Town of Bedford, Middlesex County, Massachusetts, as more particularly described in Exhibit A, together with the right to use Common, with others entitled thereto, the hallways and stairways necessary for access to said leased premises and lavatories nearest thereto.


3. Term

   The term of this lease shall commence on the later of   (i)  June 1, 1995, or
   (ii) the date the Landlord's Work is Substantially Complete (the "Term Commencement Date") and shall expire, unless earlier extended or terminated in accordance with the terms hereof, at midnight on the last day of the sixtieth (60th) full calendar month following the Term Commencement Date; unless earlier terminated under an Early Termination Option which allows the Tenant a one-time right to terminate the Lease at the end of the fourth year by providing no less than six (6) months prior written notice and a payment of twenty-two thousand ($22,000) dollars with the notice.


4. Rent

   The Tenant shall pay to the Landlord rent at the rate of Eighty-Eight Thousand Dollars ($88,000) in year one and One Hundred Four Thousand Five Hundred Dollars ($104,500) in years 2 - 5, payable in advance in monthly installments of $7,333.33 and $8,708.33, respectively.


5. Rent Adjustment

   Additional Basic Rent

   The Landlord represents that the Taxes on the building for Fiscal Year 1995 are $1.25 per total rentable square foot (currently 22,000 square feet). In the event of any increase in Taxes for any subsequent Fiscal Year exceed $1.25 per rentable square foot,
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   then Landlord shall notify Tenant of such increase and Tenant agrees to pay to Landlord the amount which the Taxes exceed $1.25 per rentable square foot for the leased premise. Such payment will be made to Landlord 30 days after such notice.

   If Common Expenses for the Period June 1, 1995 through May 31, 1996 (or each subsequent annual period) exceeds $2.50 per rentable square foot then the Landlord may notify Tenant and Tenant agrees to pay any such increase in excess of $2.50 per rentable square foot. Such payment will be made to
   Landlord within 30 days after such notice.   The increase in operating
   expenses shall not increase by more than the Consumer Price Index for All Urban Consumers (CPI-U), Boston, Massachusetts, with the commencement month and year being the base from $2.50 per rentable square foot.

   "Common Expenses" shall mean any and all reasonable charges, costs and expenses of every kind and nature whatever which the Landlord may from time to time actually incur and the reasonable value, based on competitive rates, of any materials and services which the Landlord may provide in good faith with respect to the operation and maintenance of the Building and the
   Property, including, without limitation,   (i)  making repairs to and
   undertaking maintenance of the Building and the Property;   (ii)  providing
   utilities, including heat, water, sewer, air conditioning and ventilation as provided in Paragraph 7 hereof, to the Premises and to the common areas of the Building; (iii) providing daily cleaning and rubbish removal; (iv) providing watering, landscaping and lawn care for the Property; (v) sanding, plowing and removal of snow and ice from the driveways, walkways and parking areas; (vi) maintaining casualty and liability insurance with respect to the Landlord, the Premises, the Building and the Property; and
   (vii) reasonable administrative costs of the Landlord, not to exceed 5% gross income which shall be commensurate with those normally charged for suburban office buildings of this nature in the metropolitan Boston area. Common Expenses shall not include capital costs, mortgage debt service, ground rent, and legal compliance. "Taxes" shall mean any and all real estate taxes, betterments and special assessments or amounts in lieu or in the nature thereof which may now or hereafter be levied upon the Building or Property.

   Notwithstanding the foregoing, during the Term the Tenant shall pay on an annual basis the Tenant's percentage only if the amount by which Common Expenses for the Building or Property exceed two dollars and fifty cents ($2.50) per rentable square foot.

   If any payment of Basic Rent or Additional Rent is not paid to the Landlord within five days of its due date or within any applicable grace period, then at the Landlord's option, without notice and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord as Additional Rent interest thereon at an annual rate equal to the corporate rate of the Bank of Boston from time to time in effect plus two (2) percent, such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full.

   Upon written notice from Tenant, the Landlord shall provide copies of documentation reasonably evidencing the costs incurred by the Landlord as Common Expenses and Taxes. The Landlord shall be obligated to provide such written summary and documentation only if Common Expenses exceed two dollars and fifty cents ($2.50) per

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   rentable square foot and Taxes exceed one dollar and twenty-five cents
   ($1.25) per rentable square foot.

   Common Expenses shall exclude cost of repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties and alteration attributable solely to tenants of the building other than Tenant. The net amount of any abatement shall be deducted from the Real Estate taxes.


6. Security Deposit

   Upon the execution of this lease, the Tenant shall pay to the Landlord the
   amount of   $8,479.17, which shall be held as a security for the Tenant's performance as herein provided and refunded to the Tenant at the end of this lease subject to the Tenant's satisfactory compliance with the conditions hereof.


7. Utilities

   The Tenant shall pay, as they become due, all bills for electricity (which includes heat and air conditioning) that are presently separately metered. The Landlord agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning (as noted above electricity for heat and air conditioning shall be paid by Tenant) to the leased premises, the hallways and stairways, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of each year, to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the Landlord's control.

   Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event Tenant requires additional utilities or equipment, the installation and maintenance thereof shall be the Tenant's sole obligation, provided that such installation shall be subject to the written consent of the Landlord.

   Tenant can choose his hours of operations for any 12-hour period and Landlord will set the clocks.


8. Construction by Landlord

   The Landlord shall complete, at the Landlord's cost and expense, except as set forth herein, certain work in the Premise (the "Landlord's Work"). The Premise shall be built out in accordance with the plan agreed upon during the meeting of April 14, 1995, attached as Exhibit B.

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   The Tenant shall not unreasonably withhold or delay approval of any changes or amendment to the Landlord's work which the Landlord may from time to time propose, provided, however, that the Tenant need not approve any such proposed changes or amendment which materially adversely affect the value or quality or the Tenant's anticipated use of the premises.

   The Landlord shall exercise all commercially reasonable efforts to substantially complete the Landlord's Work by May 31, 1995, such dates shall be automatically extended for the periods of (i) any delays caused by the Tenant's changes to the agreed upon plan, and any other delays which are the responsibility of the Tenant (any and all such delays being referred to as "Tenant Delays"); (ii) any delays which result from strikes, inability to obtain materials, fire or other casualty and from any causes beyond the commercially reasonable control of the Landlord; (iii) and any delays caused by Tenant's failure to deliver a signed Lease by April 28, 1995.

   The Landlord shall cause the Premise to be completed in a good and workmanlike manner using first-class materials and in compliance with all applicable laws, by-laws, ordinance, codes, rules, regulation orders and other lawful requirements of Governmental bodies having jurisdiction. Landlord will work diligently to complete the leased premise within 30 days of the Lease signing.

   The Tenant shall reimburse the Landlord as and when the applicable items of work are completed and invoiced by the Landlord, (i) all net incremental costs associated with change orders requested by the Tenant; (ii) the incremental costs of any work requested by Tenant not set forth in the agreed upon plan and specification; and (iii) any work exceeding the specifications set forth in the "building standard" description except as
   otherwise set forth on the plan and specification.   All such work shall be
   reimbursed at the Landlord's cost plus ten percent (10%) for administrative services, overhead and general conditions.


9. Use of Leased Premises

   The Tenant shall use the leased premises only for the purpose of R & D, office and light manufacturing.


10.  Compliance with Laws

   The Tenant acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law of any municipal by-law or ordinance in force in the city or town in which the premises are situated. Parties acknowledge and agree that Tenant's use and operation of the Leased premises for the intended use shall be deemed not to violate the provision of this Paragraph 10. In addition, under no circumstance shall Tenant be required to make any structural alterations to comply with legal requirements so long as Tenant's use remains within the permitted use.

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11. Fire Insurance

    The tenant shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to it powers. The Tenant shall on demand, except if Tenant is using space for the permitted use, reimburse the Landlord, and all other tenants, all extra insurance premiums caused by the Tenant's use of the premises.


12. Maintenance

    A.  Tenant's Obligations

        The Tenant agrees to maintain the leased premises in good condition, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the leased premises are now in good order and the glass whole. The Tenant shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Under no circumstances shall Tenant be responsible for structural repairs. The Tenant shall obtain written permission which will not be unreasonably withheld or delayed before erecting any sign on the premise. (Landlord would like to coordinate signage with second floor tenant so that both tenants are satisfied.)

    B.  Landlord's Obligations

        The Landlord agrees to maintain the structure of the building of which the leased premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty.


13. Alterations Additions

    The Tenant shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the Landlord consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at Tenant's expense and shall be in quality at least equal to the present construction. Tenant shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord . Any permanent alterations or improvements made by the Tenant shall become the property of the Landlord at the termination of occupancy as provided herein. Notwithstanding the foregoing Landlord's consent shall not be required for minor alterations. However, Landlord may ask that

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    these alterations be removed and the premise put back to its original condition at the end of the Term.


14. Assignment Subleasing

    The Tenant shall not assign or sublet the whole or any part of the leased premises without Landlord's prior written consent which shall not be unreasonably withheld or delayed. No consent shall be required for licensers and/or related parties. Notwithstanding such consent, Tenant shall remain liable to Landlord for the payment of all rent and for the full performance of the covenants and conditions of this lease.


15. Subordination

    This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instrument in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Notwithstanding the foregoing, Landlord shall be required to deliver to Tenant a non-disturbance agreement reasonably satisfactory to Tenant from the holders of any such instrument upon request of the Tenant.


16. Landlord's Access

    The Landlord or agents of the Landlord may, at reasonable times and after reasonable notice, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as Landlord should elect to do and may show the leased premises to others, and at any time within six (6) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation with respect to Landlord's access hereunder Landlord shall use its best efforts to minimize any loss of use or enjoyment of the leased premise.


17. Indemnities

    The Tenant agrees to protect, defend (with counsel reasonably approved by the Landlord), indemnify and save the Landlord harmless from and against any and all claims and liabilities (other than claims and liabilities arising from the negligence or misconduct of the Landlord, his agents, contractors and employees) arising: (i) from the conduct or management of or from any work or thing whatsoever done in or about the Premises during the Term and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from an occurrence, during the Term in or about the Premises; and (ii) from any breach or default on the part of the Tenant in the

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    performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees. The Tenant further agrees to indemnify the Landlord from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Landlord, the Tenant shall pay promptly upon demand to the Landlord as Additional Rent. (Landlord to have its insurance company to waive subrogation.)


18. Tenant's Liability Insurance

    The Tenant shall maintain with respect to the leased premises and the property of which the leased premises are a part comprehensive public liability insurance in the amount of $1,000,000 with property damage insurance in limits of $1,000,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the Landlord as well as Tenant against injury to persons or damage to property as provided. The Tenant shall deposit with the Landlord certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.


19. Fire Casualty -- Eminent Domain

    Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the Landlord may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the Tenant may elect to terminate this lease if:

    (a) The Landlord fails to give written notice within thirty (30) days of intention to restore leased premises, or

    (b) The Landlord fails to restore the leased premises to a condition substantially equivalent to previous conditions within ninety (90) days of said fire, casualty or taking.

    The Landlord reserves, and the Tenant grants to the Landlord , all rights which the Tenant may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the Tenant's fixtures, property, or equipment.

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20. Default and Bankruptcy

    In the event that:

    (a) The Tenant shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

    (b) The Tenant shall default in the observance or performance of any other of the Tenant's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

    (c) The Tenant shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Tenant's property for the benefit of creditors,

    then the Landlord shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the Tenant's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The Tenant shall indemnify the Landlord against all loss of rent and other payments which the Landlord may incur by reason of such termination during the residue of the term. If the Tenant shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on Tenant's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of P + 3 per cent per annum and costs, shall be paid to the Landlord by the Tenant as additional rent.


21. Notice

    Any notice from the Landlord to the Tenant relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the Tenant, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the Tenant. Any notice from the Tenant to the Landlord relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the Landlord by registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at such address as the Landlord may from time to time advise in writing. All rent notices shall be paid and sent to the Landlord at 57 Bedford Street, Suite 100, Lexington, Massachusetts 02173.

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22. Surrender

    The Tenant shall at the expiration or other termination of this lease remove all Tenant's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Tenant, either inside or outside the leased premises). Tenant shall deliver to the Landlord the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, damage by fire or other casualty only excepted. In the event of the Tenant's failure to remove any of Tenant's property from the premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant's expense, or to retain same under Landlord's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sales to the payment of any sum due hereunder, or to destroy such property.


23. Brokerage

    The Broker's named herein, Henry Reusch and David Pergola, warrant that they are duly licensed as such by the Commonwealth of Massachusetts, and join in this agreement and become a party hereto, insofar as any provisions of this agreement expressly apply to them, and to any amendments or modifications of such provisions to which they agree in writing.

    Landlord agrees to pay the above-named Broker upon the term commencement date a fee for professional services pursuant to Broker's attached commission schedule.


24. Bind and Insure:  Limited Liability of Landlord

    All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

    The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Property and the Building. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building. Subject to the provisions of this Paragraph 24 nothing herein shall limit or prohibit Tenant's right to specific performance, injunction or other equitable relief as remedies in the event of a default on the part of the Landlord hereunder.

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    In no event shall the Landlord be liable to the Tenant for any special, consequential or indirect damages suffered by the Tenant or any other person or entity by reason of a default by the Landlord under any provisions of this Lease.


25. Quiet Enjoyment

    Landlord covenants and agrees that upon Tenant paying its rent, Tenant may peaceably and quietly enjoy the premises hereby demised.



IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this

               day of                      , 1995.
     ----------      ----------------------



- -----------------------------------     -----------------------------------
             Tenant                                   Landlord

- -----------------------------------     -----------------------------------
             Tenant                                   Landlord

- -----------------------------------     -----------------------------------
             Broker                                   Broker

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                                   Exhibit B
                                   ---------

                                Landlord's Work
                        One Oak Park Drive, Bedford, MA
                               First Floor Space

1) Demolition

   a)  Partition - approximately 130 linear feet

   b)  Carpeting - approximately 2100 square feet

   c)  Ceiling - approximately 2000 square feet

   d)  Lighting - remove all lighting in ceiling to be removed


2) Partitioning

   Furnish and install approximately 166 linear feet of wall, floor to ceiling, using metal studs 24" on center with one layer of 5/8" gypsum on each side, finished and sanded.


3) Doors

   a) Furnish and install approximately six (6) 3070 solid core doors including all hardware and passage sets

   b) Furnish and install approximately two (2) 6070 solid core double doors, including all hardware and each with a lockset keyed alike


4) Flooring

   a) Approximately 2100 square feet of VCT flooring to match existing flooring.

   b)  Patch in where partitions have been removed as appropriate


5) Electric

   a)  Approximately twelve (12) duplex outlets

   b)  Approximately seven (7) single-pole switches

   c)  Approximately twenty (20) 2 x 4 parabolic lights

   d)  Relocate lighting and switching as necessary

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6) Sprinkler

   Relocate sprinkler heads as necessary


7) HVAC

   Relocate diffusers as necessary


8) Specialties

   a)  Two (2) 18" x 72" sidelights in reception area

   b)  Provide locks for shipping area (all double doors)


9) Paint the entire premises:  color to be selected by Tenant



Note:   All phone and data wiring to be done by Tenant.

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